UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2015, Crown Castle International Corp. (“Crown Castle”) was notified by E. Blake Hawk, age 65, its Executive Vice President and General Counsel, that he desires to retire from such position on December 31, 2015, following more than 15 years in such position. Mr. Hawk has agreed to remain with Crown Castle in an advisory capacity in order to assist Crown Castle on various matters, including special projects and the transition of his successor.

Kenneth J. Simon, 54, will become the new Senior Vice President and General Counsel of Crown Castle on January 1, 2016. Mr. Simon currently is the Managing Partner of the Houston office of Locke Lord LLP, where he has practiced corporate and tax law for 30 years. Mr. Simon has represented clients in connection with a variety of matters, including mergers and acquisitions, joint ventures, financings and tax planning. While practicing with Locke Lord, Mr. Simon has held several leadership positions, including serving as the Administrative Partner, the Co-Financial Partner and a member of the Management Committee. Mr. Simon holds a BBA in Accounting from the University of Texas at Austin and a JD from the University of Texas School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: August 6, 2015

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